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                                                                   EXHIBIT 10.16



                         MANAGEMENT CONSULTING AGREEMENT

            THIS AGREEMENT, entered into as of the 5th day of December, 1997, by and between Saliva Diagnostic Systems, Inc., a Delaware corporation (the "Company"), and International Business Consultants, a Jersey corporation ("IBCO") (collectively, "the parties").

            WHEREAS, IBCO has heretofore provided the services of Kenneth J. McLachlan (the "Executive") as the Company's President and Chief Executive Officer, and the Executive is experienced in and has contributed to all phases of the business of the Company, and the Company desires to retain IBCO to provide the services of the Executive on the terms set forth herein;

            WHEREAS, the Board of Directors of the Company (the "Board") recognizes that it is essential and in the best interest of the Company and its stockholders to ensure the continued dedication and efforts of IBCO to provide the services of the Executive by offering security in the relationship and severance and other benefits; and

            WHEREAS, in order to induce IBCO to continue to provide the services of the Executive, the Company desires by this writing to set forth the continued relationship of IBCO and the Company.

            NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

           1. Term. The initial term of services under this Agreement shall be for the period commencing on the date hereof, and ending December 31, 1998; provided, however, that the terms of this Agreement shall be automatically extended for one (1) year on January 1, 1999 and on each year thereafter unless either the Company or IBCO shall have given written notice to the other at least ninety (90) days prior thereto to the effect that the term of this Agreement shall not be so extended; and provided, further, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of the third anniversary of a Change in Control (as hereinafter defined).

           2. Services. IBCO shall provide the services of an individual acceptable to the Company as the President and Chief Executive Officer of the Company and/or in such other senior executive capacity as may be mutually agreed to in writing by the parties. IBCO has designated Kenneth J. McLachlan to act in such capacity, and the term "Executive" as used in this Agreement shall refer to Mr. McLachlan.

              (a) The Executive shall report to the Board and shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity and as are, from time to time, prescribed by the Board. The Executive shall also promote, by entertainment or otherwise, the business of the Company.


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              (b) IBCO agrees that the Executive shall devote reasonable attention and time during usual business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder. The Executive may participate in other business or personal ventures or activities including, but not limited to, (i) serving on corporate, civil or charitable boards or committees, (ii) managing personal investments and (iii) delivering lectures and teaching at educational institutions, so long as such activities are not inconsistent with and do not significantly interfere with the performance of the Executive's responsibilities hereunder.

              (c) The Company agrees to nominate the Executive for election to the Board at each annual meeting of shareholders during the terms of Agreement. IBCO agrees that the Executive shall serve on the Board if elected.

           3. Base Salary. The Company agrees to pay or cause to be paid to IBCO during the term of this Agreement a base salary at the rate of $180,000 per annum or such greater amount as the Board may from time to time determine (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable to IBCO in semi-monthly installments, commencing on January 1, 1998, as compensation for its services during the term during which it renders services hereunder. Such rate of salary, or increased rate of salary, if any, as the case may be, shall be reviewed at least annually by the Board and may be further increased (but not decreased) in such amounts as the Board in its discretion may decide.

           4. Stock Options. Upon entering into this Agreement, IBCO shall be granted options to purchase up to 250,000 shares of common stock of the Company, par value $.01 per share, pursuant to and on the terms set forth in the Form of Stock Option Agreement attached hereto as Exhibit A.

           5. Bonus.

              (a) As compensation for IBCO's previous service to and efforts on behalf of the Company, IBCO shall be granted options to purchase up to 750,000 shares of common stock of the Company, par value $.01 per share, pursuant to and on the terms set forth in the Form of Stock Option Agreement attached hereto as Exhibit A (together with the options described in Section 4, the "Options").

              (b) IBCO shall receive an annual incentive bonus (the "Incentive Bonus") for each of the Company's fiscal years during the term during which IBCO renders services hereunder, commencing with the fiscal year ending December 31, 1998, in an amount equal to ten percent (10%) of the net income of the Company for such fiscal year in excess of the amount determined by multiplying stockholders equity for such fiscal year (determined by averaging the four quarterly stockholders equity figures reported by the Company for that fiscal year) by 0.20. The Incentive Bonus shall be payable on the January 30 following the end of the applicable fiscal year. Notwithstanding the foregoing, IBCO shall not be entitled to receive the Incentive Bonus if


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its services are terminated for Cause (as defined in Section 9 hereof) during the applicable fiscal year.

              (c) Any Incentive Bonus payable pursuant to this Section 5 shall be payable in cash or, at the option of the Company, in whole or in part in shares of the Company's common stock, par value $.01 per share, subject to the following:

                      (i) all such shares shall be "restricted securities" within the meaning of the Securities Act of 1933, as amended, and shall bear a restrictive legend to that effect; and

                      (ii) for the purpose of calculating the number of shares to be issued, the Company's common stock shall be valued at the average of the closing bids on the five trading days subsequent to the date of the end of the Company's fiscal year, as reported by The Nasdaq Stock Market.

           6. Expenses. IBCO shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by the Executive in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company.

           7. Termination. IBCO's services hereunder may be terminated under the following circumstances:

              (a) Disability. The Company may terminate IBCO's services after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement which continues for a period of at least 12 consecutive months. A determination of Disability shall be made by a physician satisfactory to both IBCO and the Company, which physician's determination as to Disability shall be made within 10 days of the request therefor and shall be binding on all parties; provided, however, that if IBCO and the Company do not agree on a physician, IBCO and the Company shall each select a physician and these two together shall select a third physician, which third physician's determination as to Disability shall be binding on all parties. IBCO shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive's Disability, IBCO shall be entitled to return the Executive to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

              (b) Cause. The Company may terminate IBCO's services for "Cause." A termination for Cause is a termination evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board that the Executive (i) willfully and continually failed to substantially


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perform his duties with the Company (other than a failure resulting from the
Executive's incapacity due to physical or mental illness or from the Executive's assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to IBCO specifying the manner in which the Executive has failed to substantially perform, or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however that no termination of IBCO's services shall be for Cause as set forth in clause
(ii) above until (x) there shall have been delivered to IBCO a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) IBCO shall have been provided an opportunity to be heard by the Board (with the assistance of counsel if IBCO so desires). No act, nor failure to act, on the Executive's part, shall be considered "willful" unless he has acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by IBCO after Notice of Termination is given by IBCO shall constitute Cause for purposes of this Agreement.

              (c) (1) Good Reason. IBCO may terminate its services for "Good Reason." For purposes of this Agreement, Good Reason shall mean the occurrence after a Change in Control (as hereinafter defined) of any of the events or conditions described in Subsections (i) through (ix) hereof:

                      (i) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in IBCO's reasonable judgment, does not represent a promotion from the Executive's status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in IBCO's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions, except in connection with the termination IBCO's services for the Executive's Disability, Cause, as a result of the Executive's death or by IBCO other than for Good Reason;

                      (ii) a reduction in the Base Salary or any failure to pay IBCO any compensation or benefits to which it is entitled within five
           (5) days of the date due;

                      (iii) a failure by the Company to increase the Base Salary at least annually at a percentage of Base Salary no less than the average percentage increases (other than increases resulting from the Executive's promotion) granted to IBCO during the three most recent full years ended prior to a Change in Control (or such lesser number of full years during which IBCO has provided services);

                      (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or benefit plan in which IBCO was participating at the time of the Change


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           in Control, or (B) provide IBCO with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each applicable plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

                      (v) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company;

                      (vi) any material breach by the Company of any provision of this Agreement;

                      (vii) any purported termination of IBCO's services for Cause by the Company which does not comply with the terms of this
           Section 7; or

                      (viii) the failure of the Company to obtain an agreement, satisfactory to IBCO, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in
           Section 12 hereof.

                  (2) Any event or condition described in this Section 7(c)(i) through (viii) which occurs prior to a Change in Control but which (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control, or (ii) otherwise arose in connection with a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.

                  (3) IBCO's right to terminate its services pursuant to this
Section 7(c) shall not be affected by the Executive's incapacity due to physical or mental illness.

              (d) Voluntary Termination. IBCO may voluntarily terminate its services hereunder at any time. If IBCO voluntarily terminates its services for any reason or without reason during the 60-day period which commences on the date which is six (6) months following the date of a Change in Control, it shall be referred to as a "Limited Period Termination."

              (e) For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                  (1) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13 (d) or 14 (d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x)


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the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary") , (ii) the Company or any Subsidiary, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

                  (2) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-l(i) promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (3) Approval by stockholders of the Company of:

                      (A) A merger, consolidation or reorganization involving the Company, unless

                          (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty-six and two-thirds (66 2/3%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                          (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving corporation,

                          (iii) no Person (other than the company or any subsidiary), any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the surviving corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities, has Beneficial ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, and


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                          (iv)   a transaction described in clauses (i) through
           (iii) shall herein be referred to as a "Non-Control Transaction";

                      (B) A complete liquidation or dissolution of the Company;
           or

                      (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  (4) Notwithstanding anything contained in this Agreement to the contrary, if IBCO's services are terminated during the term of this Agreement and IBCO reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to IBCO shall mean the date immediately prior to the date of such termination.

              (f) Notice of Termination. Any purported termination by the Company or by IBCO shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of IBCO's services under the provision so indicated. For purposes of this Agreement, no purported termination of services shall be effective without such Notice of Termination.

              (g) Termination Date, Etc. "Termination Date" shall mean in the case of the Executive's death, his date of death or in all other cases, the date specified in the Notice of Termination, subject to the following:

                  (1) If IBCO's services are terminated by the Company for Cause or due to the Executive's Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to IBCO, provided that, in the


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case of Disability, the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

                  (2) If IBCO's services are terminated for Good Reason or as a Limited Period Termination, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

           8. Compensation Upon Termination. Upon termination of IBCO's services during the term of this Agreement (including any extensions thereof), IBCO shall be entitled to the following benefits:

              (a) If IBCO's services are terminated by the Company for Cause or Disability or by IBCO (other than for Good Reason or a Limited Period Termination), or by reason of the Executive's death, the Company shall pay IBCO all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for any and all monies advanced or expenses incurred in connection with IBCO's services for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (iii) any bonuses or incentive compensation and (iv) any previous compensation which IBCO has previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"). In addition to the foregoing, if IBCO's services are terminated by the Company for Disability or by reason of the Executive's death, the Company shall pay to IBCO (i) an amount equal to the bonus or incentive award that IBCO would have been entitled to receive in respect of the fiscal year in which the Termination Date occurs had its services continued until the end of such fiscal year, calculated as if all performance targets and goals (if applicable) had been fully met by the Company and by IBCO, as applicable, for such year multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365 (a "Pro Rata Bonus") plus (ii) a severance payment equal to the Base Salary at the rate in effect immediately prior to the termination of IBCO's services. IBCO's entitlement to any other compensation or benefits shall be determined in accordance with the Company's applicable programs and practices then in effect.

              (b) If IBCO's services shall be terminated (1) by the Company other than for Cause, death or Disability, (2) by IBCO for Good Reason, or (3) by IBCO as a Limited Period Termination, then IBCO shall be entitled to the benefits provided below:

                  (i) the Company shall pay IBCO all Accrued Compensation and a Pro Rata Bonus;

                  (ii) the Company shall pay IBCO as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal to three (3) times the sum of (A) the Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given (or if IBCO's services are terminated after a Change in Control, the Base Salary immediately prior to the Change in Control, if greater) and (B) the "Bonus


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           Amount." The term "Bonus Amount" shall mean (x) the greatest amount of any cash bonus or incentive compensation received by IBCO during the three fiscal years immediately preceding the Termination Date or
           (y) if no such bonus was received by IBCO during any of such three years, then an amount equal to IBCO's maximum bonus which could be awarded for the fiscal year in which the Termination Date occurs had IBCO's services continued until the end of such fiscal year;

                  (iii) (A) all restrictions on any outstanding award
           (including restricted stock awards) granted to IBCO shall lapse and such awards shall become fully (100%) vested immediately and (B) IBCO shall have the right to require the Company to purchase, for cash, any shares of unrestricted stock or shares purchased upon the exercise of any options, at a price equal to the fair market value of such shares on the date of purchase by the Company.

              (c) The amounts provided for in Sections 8(a) and 8(b)(i) and (ii) shall be paid within five (5) days after the Termination Date.

           9. Excise Tax Payments

              (a) In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to IBCO or for its benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, its services to the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties incurred by IBCO with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then IBCO will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by IBCO of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of IBCO's failure to file timely a tax return or pay taxes shown due on its return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, IBCO retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

              (b) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to IBCO which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and IBCO within five days of the Termination Date, if applicable, or such other time as requested by the Company or by IBCO (provided IBCO reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by IBCO with respect to a Payment or Payments, it shall furnish IBCO with an opinion reasonably acceptable to IBCO that no Excise Tax will be imposed with respect


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to any such Payment or Payments. Within ten days of the delivery of the
Determination to IBCO, IBCO shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this
Section 9(b) shall be paid by the Company to IBCO within five days of the receipt of the Accounting Firm's determination. The existence of the Dispute shall not in any way affect IBCO's right to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and IBCO subject to the application of Paragraph 9(c) below.

              (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to IBCO from any governmental taxing authority that IBCO's tax liability (whether in respect of IBCO's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of determination by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or (iv) upon the resolution of the Dispute to IBCO's satisfaction. If an Underpayment occurs, IBCO shall promptly notify the Company and the Company shall promptly, but in any event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to IBCO an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of IBCO's failure to file timely a tax return or pay taxes shown due on IBCO's return) imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which IBCO had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when IBCO has received from the applicable government taxing authority a refund of taxes or other reduction in IBCO's tax liability by reason of the Excise Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds IBCO and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to IBCO's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to IBCO and IBCO shall pay to the Company on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to the Executive) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to IBCO until the date of repayment to the Company.


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              (d) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

           10. Unauthorized Disclosure. IBCO shall not make, and shall take appropriate steps to ensure that the Executive not make, any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean disclosure by IBCO or by the Executive without the consent of the Board to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or as may be legally required, of any confidential information obtained by IBCO or the Executive while providing services to the Company (including, but not limited to, any confidential information with respect to any of the Company's customers or methods of distribution) the disclosure of which it or he knows or has reason to believe will be materially injurious to the Company; provided, however, that such term shall not include the use or disclosure by IBCO or the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Section 10) or any information not otherwise considered confidential by a reasonable person engaged in the same business as that conducted by the Company. Upon termination of IBCO's services, IBCO and the Executive shall return to the Company all such information which exists in writer on other physical form in its or his possession or under its control, and shall take appropriate steps to ensure that the Executive returns such information.

           11. Unique Services. IBCO recognizes that the Executive's services hereunder are of a special and peculiar value, the loss of which cannot be adequately compensated for in damages, and in the event of a breach of this Agreement by IBCO, the Company shall be entitled to equitable relief by way of injunction, in addition to any other legal and equitable remedies.

           12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of IBCO and the Company, and their respective successors and its assigns. IBCO and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that IBCO and the Company would be required to perform it if no such succession or assignment had taken place. The terms "IBCO" and "the Company" as used in this Agreement shall include such respective successors and assigns. The term "successors and assigns" as used herein shall exclusively mean a corporation or other entity acquiring all or substantially all the assets and business of IBCO or the Company, as applicable (including this Agreement), whether by operation of law or otherwise.

           13. Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by IBCO as they become due as a result of (i) the termination of IBCO's services (including all such fees and expenses, if any, incurred in contesting or disputing any such termination), (ii) IBCO's hearing before the Board as contemplated in Section 7(b) of this Agreement, or (iii) IBCO's seeking to obtain or enforce any right or benefit provided by this Agreement (including, without limitation, any such fees and expenses incurred in connection with (x) the Dispute and (y) the Gross-Up Payment, whether as a result of any applicable government taxing authority, proceeding, audit or otherwise) or by any other plan or arrangement maintained by the Company under which IBCO is or may be entitled to receive benefits.

           14. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

           15. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit IBCO's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which IBCO may qualify, nor shall anything herein limit or reduce such rights as IBCO may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which IBCO is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

           16. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be circumstances affected by any set-off, counterclaim, recoupment, defense or other right which the Company may have against IBCO or others.

           17. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by IBCO and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

           18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

           19. Jurisdiction and Venue. Each of the parties to this Agreement hereby (i) consents to personal jurisdiction in any suit, claim, action or proceeding relating to or arising under this Agreement which is brought in any local or federal court in the State of Delaware, (ii) consents to service of process upon such party in the manner set forth in Section 14 hereof, and (iii)


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

waives any objection such party may have to venue in any such Delaware court or to any claim that any such Delaware court is an inconvenient forum.

           20. Public Announcements. Neither the Company nor IBCO shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by law.

           21. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

           22. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

           IN WITNESS WHEREOF, the Company and IBCO have caused this Management Consulting Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                    SALIVA DIAGNOSTIC SYSTEMS, INC.

                                    By: /s/ Eric F. Stoer
                                        -----------------------------------
                                        Name:   Eric F. Stoer
                                        Title:  Director

                                    By: /s/ Hans R. Vauthier
                                        -----------------------------------
                                        Name:   Hans R. Vauthier
                                        Title:  Director

                                    INTERNATIONAL BUSINESS CONSULTANTS

                                    By: /s/ Kenneth J. McLachlan
                                        -----------------------------------
                                        Name:   Kenneth J. McLachlan
                                        Title:  President